Exhibit 10.1

AMENDMENT

This Amendment (“Amendment”), to the Purchase Order Financing Agreement dated August 27,2007 (the “P0”) between Dutchess Private Equities Fund, Ltd (“Dutchess”) and Logistical Support, LLC (the “Company”), is made this 22nd day of January, 2008.

WHEREAS, it is in the best interest of both parties to facilitate (the “Facilitation”) the amendments in connection with the Previous Agreements.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of is hereby acknowledged, and the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.
Amendment to the PO. The PO is hereby amended to DELETE in its entirety the Section 1.3 -“Repayments” - and contemporaneously the PO is hereby amended to INSERT the following paragraph as the amended Section 1.3 - “Repayment”:

Section 1.3 Repayment

The Company shall make mandatory payments to the Holder on each Advance (“Payment” or collectively, the “Payments”) as funds are paid to and received by the Company from the contract of orders in Exhibit B (“Collateral Orders” or “Orders”) (attached hereto and incorporated herein by reference) sixty (60) calendar days after the Company’s receipt of all or any portion of funds from Collateral Orders listed on Exhibit B or from the Company’s Factoring Line (defined below). In the event that during such sixty (60) day period, the Company receives an excess of one million five hundred thousand dollars ($1,500,000) from the Collateral Orders, the Company shall immediately make payment to the Holder the excess funds received. All payments shall be made via wire transfer in immediately available funds. Except as specifically stated herein, the Company shall immediately make Payment to the Holder on ANY funds received from the Collateral Orders listed on Exhibit B.

The Company shall use all commercially reasonable best efforts to maintain and use the current factoring line of credit with Wells Fargo Bank, NA (“Factoring Line”) in order to ensure the Holder full payment on the Advance Amount.

The Company may make additional payments (“Prepayment”) without any penalties provided the Comp y has paid all Interest Payments then required to be paid.

2.
Amendment to the PO. The PO is hereby amended to DELETE in its entirety the Article 21 -“Investor Shares; Date of Consideration” - and contemporaneously the PO is hereby amended to INSERT the following paragraph as the amended Article 21 — “Investor Shares; Date of Consideration”:

Article 21   Investor Shares; Date of Consideration

a. The Parent shall issue to the Holder one million (1,000,000) shares of unregistered, restricted Common Stock (the “Incentive Shares”) as an incentive for the Holder entering into this Agreement with the Company, of which the Holder acknowledges five hundred thousand (500,000) Incentives Share have been paid as of the date of this Amendment. The Incentive Shares shall be issued and delivered to the Holder upon Closing. The Parent’s failure to issue the Incentive Shares shall constitute an Event of Default and the Holder may elect to enforce the remedies outlined in Article 4 hereof. The Parent’s obligation to provide the Holder with the Incentive Shares, as set forth herein, shall survive the termination of this Note and any default on this obligation shall provide the Holder with all rights, remedies and default provisions set forth in this Note or otherwise available by law. The Incentive Shares shall carry piggyback registration rights until such time as the Holder can freely sell the Incentive Shares promulgated under Rule 144 without restrictions for volume limitations thereunder. The Parent shall notify the Holder within ten (10) business days of its intention to file a registration statement, and the Holder shall have the option to request the Incentive Shares to be included in the registration statement. In the event that the Holder requests the Parent includes the Incentive Shares and the Parent files a registration statement that does not include the Incentive Shares, the Parent shall pay to the Holder five hundred thousand (500,000) additional shares. The Parent shall not be obligated to pay the five hundred thousand (500,000) additional shares in the event the United States Securities and Exchange Commission deems the Incentives Shares in excess of those allowed to be registered under Rule 415. The Holder shall have retain the full right to waive any such piggyback registration rights.

3.
No other terms, rights or provisions of the Transaction Documents are or should be considered to have been modified by the terms of this Amendment and each party retains all other rights, obligations, privileges and duties contained in the Transaction Documents.

Agreed and Accepted, and duly authorized to sign, on this 22nd day of January, 2008.

By Dutchess:
Douglas H. Leighton, Director

By Company:
Bruce W. Littell, CEO